UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 13, 2007

THERMA-WAVE, INC.
(Exact name of Registrant as Specified in Charter)

Delaware	000-26911	94-3000561
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1250 Reliance Way
Fremont, California 94539
(Address of principal executive offices)
Registrant’s telephone number, including area code: (510) 668-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. REGULATION FD.
On February 13, 2007, Therma-Wave, Inc., a Delaware corporation (the “Company”), issued a press release announcing that KLA-Tencor Corporation, a Delaware corporation (“KLA-Tencor”), has informed the Company that, on February 12, 2007, the German Federal Cartel Office (“FCO”) initiated a Phase 2 review of KLA-Tencor’s proposed acquisition of the Company. Accordingly, the acquisition of shares of the Company pursuant to the previously announced tender offer may only be consummated if the acquisition is approved by the FCO, whether by written approval or by expiration of a four-month waiting period that commenced with KLA-Tencor’s initial notification to the FCO on January 12, 2007 and is scheduled to expire on May 14, 2007. KLA-Tencor and Therma-Wave stated that they will continue to cooperate with the German authorities to facilitate a timely review. Both firms are confident that the acquisition should ultimately receive clearance.
KLA-Tencor’s proposed acquisition of Therma-Wave has previously received clearance by the Taiwan Fair Trade Commission.
KLA-Tencor has announced that the tender offer has been extended until 12:00 midnight, New York City time, on Thursday, March 15, 2007.
The Company is furnishing the press release as Exhibit 99.1 to this Form 8-K. The press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference to such filing.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d)       Exhibits.

Exhibit
Number	Description
99.1	Press release dated February 13, 2007

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2007	THERMA-WAVE, INC.
/s/ Joseph J. Passarello
	Name:	Joseph J. Passarello
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT TABLE

Exhibit
Number	Description
99.1	Press release dated February 13, 2007